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                                                                    Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "Agreement"), dated as of December 11, 1996, is by and among Grubb & Ellis Company, a Delaware corporation (the "Company"), Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg"), Joe F. Hanauer ("Hanauer"), C. Michael Kojaian, Mike Kojaian and Kenneth J. Kojaian (collectively, the "Kojaian Investors").

          WHEREAS, Warburg, Hanauer and the Kojaian Investors have entered into certain agreements with the Company pursuant to which they purchased shares of common stock of the Company (the "Common Stock") and/or securities convertible into or exercisable for shares of Common Stock.

          WHEREAS, the parties desire to provide for certain rights to register such shares of Common Stock and such shares of Common Stock issued or issuable upon conversion or exercise of any such securities under the Securities Act of 1933, as amended, in the manner and upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

1.   DEFINITIONS.

     1.1 DEFINED TERMS. In addition to the capitalized terms defined elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings (with the singular to include the plural, except where the context otherwise requires):

          (a) "Affiliate" of a Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with such Person.

          (b) "Board of Directors" shall mean the Board of Directors of the Company.

          (c)  "Commission" shall mean the Securities and Exchange Commission.

          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e) "Hanauer Securities" shall mean the Hanauer Shares, the Hanauer Warrants and any and all issued shares of Hanauer Registrable Securities.

          (f) "Hanauer Shares" shall mean all shares of Common Stock held by Hanauer or the Joe F. Hanauer Trust dated June 15, 1988 (the "Hanauer Trust") on the date hereof.

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          (g)  "Hanauer Warrants" shall mean all warrants held by Hanauer or the
Hanauer Trust on the date hereof to purchase shares of Common Stock.

          (h) "Kojaian Shares" shall mean the aggregate of 2,500,000 shares of Common Stock issued to the Kojaian Investors pursuant to the Stock Purchase Agreement dated as of December 11, 1996 between the Kojaian Investors and the Company.

          (i) "Kojaian Securities" shall mean the Kojaian Shares and any and all issued shares of Kojaian Registrable Securities.

          (j) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

          (k) "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          (l) "Registration" shall mean a Demand Registration or a Piggyback Registration.

          (m) "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          (n) "Securities" shall mean the Hanauer Securities, the Kojaian Securities and the Warburg Securities.

          (o) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (p) "Subsidiary" shall mean any corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, a majority of the capital stock or a majority of the partnership or other equity interests, or is a general partner.

          (q) "underwritten registration" or "underwritten offering" shall mean a sale of securities of the Company to an underwriter for reoffering to the public.

          (r) "Warburg Securities" shall mean the Warburg Shares, the Warburg Warrants and any and all issued shares of Warburg Registrable Securities.


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          (s)  "Warburg Shares" shall mean all shares of Common Stock held by
Warburg on the date hereof.

          (t) "Warburg Warrants" shall mean all warrants held by Warburg on the date hereof to purchase shares of Common Stock.

2.   REGISTRATION RIGHTS.

          2.1  DEMAND REGISTRATIONS.

          (a) At any time after the date hereof the holder or holders of at least 30% of the aggregate amount of Warburg Registrable Securities (based on the amount of Warburg Registrable Securities beneficially owned by Warburg as of the date hereof, as adjusted pursuant to the terms hereof) may make three written requests to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of the Warburg Registrable Securities; PROVIDED, HOWEVER, that Warburg may make any of such three requests for registration regardless of the percentage of Warburg Registrable Securities it holds. At any time after the date hereof, the holder or holders of at least 30% of the aggregate amount of Kojaian Registrable Securities may make three written requests to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of the Kojaian Registrable Securities.

          For purposes of this Section 2, a Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

          "Warburg Registrable Securities" shall include the Warburg Shares and all shares of Common Stock issued or issuable upon exercise of any of the Warburg Warrants, "Hanauer Registrable Securities" shall include the Hanauer Shares and all shares of Common Stock issued or issuable upon exercise of any of the Hanauer Warrants and "Kojaian Registrable Securities" shall include the Kojaian Shares (Warburg Registrable Securities, Hanauer Registrable Securities and Kojaian Registrable Securities are sometimes collectively referred to herein as "Registrable Securities"). Registrable Securities shall include all shares of Common Stock, or Common Stock issued or issuable upon conversion or exercise of any securities of the Company, which may be issued or distributed with respect to, or in exchange for, the Warburg Warrants, the Hanauer Warrants or any Common Stock referred to in the preceding sentence pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise, and any securities of the Company which may be issued or distributed with respect to, or in exchange for, any such Common Stock or such other securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise; PROVIDED, HOWEVER, that any such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set


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forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and they may be resold without subsequent registration under the Securities Act; PROVIDED, FURTHER, HOWEVER, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities, and any security that is issued or distributed in respect to securities that have ceased to be Registrable Securities are not Registrable Securities.

          Any registration requested pursuant to Section 2.1(a) shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof, which may be stated in the alternative if a shelf Registration Statement is requested pursuant to Rule 415 under the Securities Act. The Company shall be deemed to have effected a Demand Registration if (i) the Registration Statement relating to such Demand Registration is declared effective by the Commission and remains effective for at least 30 days; PROVIDED, HOWEVER, that no Demand Registration shall be deemed to have been effected if (x) such registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or (ii) at any time after the requisite holders request a Demand Registration and prior to the effectiveness of the Registration Statement, the preparation of such Registration Statement is discontinued or such Registration Statement is withdrawn or abandoned at the request of the holders of a majority of the Registrable Securities sought to be registered in such Registration Statement pursuant to Section 2.1(a), unless either (x) the holders of such Registrable Securities have elected to pay and have paid to the Company in full the Registration Expenses (as hereinafter defined) in connection with such Registration Statement, or (y) such discontinuation, withdrawal or abandonment is requested by such holders because of the occurrence of a significant negative change in market conditions or the Company's business condition or prospects since the date of the initial request for a Demand Registration.

          (b) DEMAND NOTICES. Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.1(a) (but in no event more than five business days thereafter), the Company will serve written notice (a "Demand Notice") of any such Registration request to all other beneficial holders of Registrable Securities who then have the right to request a Demand Registration, and the Company will include in such Registration all such Registrable Securities of any holder with respect to which the Company has received written requests for inclusion therein, in which the holder has specified that such inclusion is to be deemed a Demand Registration pursuant to Section 2.1(a) hereof, within 30 days after the Demand Notice has been given to the applicable holders of Registrable Securities. All requests made pursuant to this Section 2.1(b) shall specify the kind and aggregate amount of Registrable Securities to be registered. If such initial request for a Demand Registration has specified that the offering pursuant thereto


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shall be underwritten, then each holder making a request pursuant to this
Section 2.1(b) must participate in such underwritten offering and shall not be permitted to make any other offering in connection with such Demand Registration. If such initial request for a Demand Registration has specified that the offering pursuant thereto shall be on any other basis, then each holder making a request pursuant to this Section 2.1(b) must participate in such offering on such basis and shall not be permitted to make an underwritten offering in connection with such Demand Registration.

          (c) PRIORITY OF DEMAND REGISTRATIONS. If the managing underwriter or agent of a Demand Registration (or, in the case of a Demand Registration not being underwritten, holders of a majority of the Registrable Securities sought to be registered therein pursuant to Section 2.1), advises the Company in writing that in its or their opinion the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without a significant adverse effect on the price, timing or distribution of the securities offered, the Company will include in such Registration only the number of securities that, in the opinion of such underwriter or agent (or holders, as the case may be), can be sold without a significant adverse effect on the price, timing or distribution of the securities offered, selected pro rata among the holders that have requested to be included in such Demand Registration pursuant to Sections 2.1(a) or 2.1(g) or pursuant to other demand registration rights, based on the number of shares of Registrable Securities or other securities requested to be registered by each such holder.

          The Company and other holders of securities of the Company may include other securities in such Registration if, but only if, such underwriter or agent (or holders of Registrable Securities, as the case may be) concludes that such inclusion will not have a significant adverse effect on the price, timing or distribution of all the securities requested to be included in such Registration.

          (d) THE COMPANY'S RIGHT TO DEFER REGISTRATION. If the Company is requested to effect a Demand Registration and the Company furnishes to the holders of Registrable Securities requesting such Registration a copy of a resolution of the Board of Directors certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would be adverse to the Company and its securityholders for such Registration Statement to be filed on or before the date such filing would otherwise be required hereunder because such registration would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Subsidiaries or would require premature disclosure thereof, or would require disclosure of material information which the Company would be justified in not disclosing in the absence of such Registration, the Company shall have the right to defer such filing for a reasonable period not to exceed 90 days after receipt of the request for such Registration from such holders of Registrable Securities. If the Company shall so postpone the filing of a Registration Statement and if any holder of Registrable Securities requesting such Demand Registration pursuant to Section 2.1 within 30 days after receipt of the notice of postponement advises the Company in writing that it has determined to withdraw its request for Registration, then such Demand Registration shall be deemed to be withdrawn by it and such request shall be deemed not to have been exercised for purposes of determining


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whether such holder retains the right to Demand Registrations pursuant to this
Section 2.1. In addition, if any holder of Registrable Securities so notifies the Company of its determination to withdraw its request for Registration and, within the 60 days immediately following the deferral period, any holders of Registrable Securities make a written request to the Company for Registration of the same class of Registrable Securities that were subject to the Registration withdrawn pursuant to the preceding sentence, the Company shall have no right to defer such Registration pursuant to this paragraph (d).

          (e)  REGISTRATION STATEMENT FORM.  Registrations under this Section
2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the holders of a majority of the Registrable Securities requesting a Demand Registration and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such holders' requests for such Registration. If, in connection with any Registration under this Section 2.1 which is proposed by the Company to be on Form S-3 or any successor form to such Form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such Registration shall be on such other permitted form.

          (f) SELECTION OF UNDERWRITERS. If any offering pursuant to a Demand Registration involves an underwritten offering, the holders of a majority of the Registrable Securities included in such Demand Registration pursuant to Section 2.1(a) shall have the right to select the managing underwriter or underwriters to administer the offering, subject to the consent of the Company, which consent shall not be unreasonably withheld.

          (g) HANAUER PARTICIPATION. In the event that a holder or holders of Warburg Registrable Securities requests a Demand Registration, the parties hereto agree that Hanauer and the Hanauer Trust may elect to include a proportionate share of the Hanauer Registrable Securities held by them in such Registration, in which case Hanauer (or the Hanauer Trust) shall be permitted to sell such Hanauer Registrable Securities in the same manner and on the same basis as such holder or holders of Warburg Registrable Securities, including for purposes of receiving notice pursuant to Section 2.1(b) and for determining pursuant to Section 2.1(c) the number of Registrable Securities to be selected for inclusion in such Registration.

          2.2  PIGGYBACK REGISTRATIONS.

          (a) PARTICIPATION. Subject to Section 2.2(b) hereof, if at any time and from time to time after the date hereof, the Company files a Registration Statement under the Securities Act with respect to any offering of any equity securities by the Company for its own account or for the account of any of its equity holders (other than (i) a registration on Form S-4 or S-8 or any successor form to such Forms or (ii) any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) then, as soon as practicable (but in no event less than ten days prior to the proposed date of filing such


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Registration Statement, unless notice has been given under Section 2.1(b)), the
Company shall give written notice of such proposed filing to all beneficial holders of Registrable Securities, which notice may be the same as the Demand Notice given pursuant to Section 2.1(b) if applicable, and such notice shall offer the holders of Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 2.2(b), the Company shall include in such Registration Statement all Registrable Securities requested within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder) to be included in the Registration for such offering pursuant to a Piggyback Registration; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holders of Registrable Securities entitled to do so to request that such Registration be effected as a Registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) must participate in such underwritten offering and shall not be permitted to make any other offering in connection with such Registration. If the offering pursuant to such Registration Statement is to be on any other basis, then each holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) must participate in such offering on such basis and shall not be permitted to make an underwritten offering in connection with such Registration. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

          (b) UNDERWRITER'S CUTBACK. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the Registration for such offering under Section 2.2(a) or pursuant to other piggyback registration rights granted by the Company, if any ("Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed underwritten offerings informs the Company and the holders of such Registrable Securities in writing that the total amount or kind of securities, including Piggyback Securities, which such holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price or distribution of the securities offered in such offering or the timing thereof, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or the holder or holders making a request for a Demand Registration pursuant to Section 2.1 or pursuant to other demand registration


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rights, as the case may be, proposes to sell, subject to the provisions of
Section 2.1(c), and (ii) second, the number of securities that, in the opinion of such underwriter or underwriters, can be sold without an adverse effect on the price, timing or distribution of the securities to be included, selected pro rata among holders of Registrable Securities and holders of Piggyback Securities to the extent any of such holders has requested pursuant to Section 2.2(a) or pursuant to other incidental registration rights to be included in such Piggyback Registration, based on the number of shares of Registrable Securities or Piggyback Securities requested to be registered by each such holder.

          (c) NO EFFECT ON DEMAND REGISTRATIONS. No Registration of Registrable Securities effected pursuant to a request under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 hereof or shall relieve the Company of its obligation to effect any Registration upon request under Section 2.1 hereof.

          2.3  HOLD-BACK AGREEMENTS.

          (a) RESTRICTIONS ON PUBLIC SALE BY HOLDER OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees, if requested by (i) the Company,
(ii) the managing underwriters in an underwritten offering or (iii) the holders of a majority of the Registrable Securities included pursuant to Section 2.1 hereof in a Demand Registration not being underwritten, not to effect any public sale or distribution of securities of the Company the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, in any Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 90-day period (or, with respect to a Piggyback Registration, such longer period of up to 180 days as may be required by such underwriter) beginning on, the effective date of any Registration Statement (except as part of such registration) or the commencement of the public distribution of securities, to the extent timely notified in writing by the Company or the managing underwriters (or the holders, as the case may be).

          (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS. The Company agrees, if requested by the managing underwriter in an underwritten offering, not to effect any public sale or distribution of any securities the same as or similar to those being registered by the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 14-day period prior to, and during the 90-day period (or, with respect to a Piggyback Registration, such longer period of up to 180 days as may be required by the underwriter) beginning on, the effective date of a Registration Statement filed under Section 2.1 or Section 2.2 hereof or the commencement of the public distribution of securities to the extent timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriters (except as part of such registration, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms or any registration of securities for offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement). The Company agrees to use reasonable efforts to obtain from each holder of restricted securities of the Company the same as or similar to those being


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registered by the Company, or any restricted securities convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities (other than securities purchased in a public offering) during such period, except as part of any such registration if permitted.

          (c) NO INCONSISTENT AGREEMENTS. The Company is not presently a party to any other agreement with respect to the registration under the Securities Act of any of its securities. The Company may enter into any other such agreement; PROVIDED, HOWEVER, that the rights and benefits of a securityholder with respect to registration of the Company's securities as contained in any such other agreement shall be no more favorable than the rights and benefits of holders of Registrable Securities as contained in this Agreement.

          2.4 REGISTRATION PROCEDURES. In connection with the Company's Registration obligations pursuant to Sections 2.1 and 2.2 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and, not later than 45 days after receipt of any request for a Demand Registration, file with the Commission a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective under the Securities Act; PROVIDED, HOWEVER, that the Company may discontinue any Registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.1(d), may delay and, under the circumstances specified in Section 2.2(a), may delay or discontinue Registration of its securities which are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

          (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be requested by the holders of a majority of the Registrable Securities or as may be necessary to keep the Registration Statement effective for a period of not less than 270 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;


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          (c)  notify the selling holders of Registrable Securities and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company
(i) when the Registration Statement or any amendment thereto has been filed or becomes effective, the Prospectus or any amendment or supplement to the Prospectus has been filed, and, to furnish such selling holders and managing underwriters with copies thereof, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (d) promptly notify the selling holders of Registrable Securities and the managing underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Registration Statement or the Prospectus in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the Commission, and furnish without charge to the selling holders and the managing underwriters, if any, a supplement or amendment to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

          (e) make every reasonable effort to obtain the withdrawal of any stop order or other order suspending the use of any preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities;

          (f) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective


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amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (g) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder;

          (i) on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the managing underwriter or agent, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such seller, underwriter or agent reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the selling holders of Registrable Securities and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (k) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registerable Securities which are in a form eligible for deposit with The Depository Trust Company;

          (m) make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary underwritten public offerings;

          (n) enter into such customary agreements (including a purchase agreement or underwriting agreement) and take all such other actions as the holders of at least a majority of any Registrable Securities being sold or the managing underwriter or agent, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

          (o) obtain for delivery to the holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company, upon consummation of the sale of such Registrable Securities to the underwriters (the "Closing Date") in customary form and in form, substance and scope reasonably satisfactory to such holders, underwriters or agents and their counsel;

          (p) obtain for delivery to the Company and the underwriter or agent, with copies to the holders of Registrable Securities, a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or the holders of at least a majority of the Registrable Securities being sold reasonably request, dated the effective date of the Registration Statement and brought down to the Closing Date;

          (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

          (r) use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (s) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus, provide copies of such document to counsel for the selling holders of Registrable Securities and to the managing underwriters, if any;

          (t) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement; and

          (u) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Company's securities are then listed or quoted on each inter-dealer quotation system on which any of the Company's securities are then quoted.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(d) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(d) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods during which such Registration Statement shall be maintained effective (including the period referred to in Section 2.4(b) hereof) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.4(d) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

          2.5  UNDERWRITTEN OFFERINGS.

          (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a Registration requested under Section 2.1, the Company will use reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestion of the Company regarding the form thereof. Such holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.

          (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company proposes to register any of its securities under the Securities Act as contemplated by
Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company, will, if requested by any holder of Registrable Securities pursuant to Section 2.2 and subject to the provisions of Section 2.2(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holders' Registrable Securities and such holder's intended method of distribution or any other representations required by law.

          (c) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration hereunder unless such Person
(i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          2.6 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each Registration Statement, the Company will give the holders of Registrable Securities registered under such Registration Statement, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of the Company's securities) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; PROVIDED, HOWEVER, that any books, records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure thereof is required by law.

          2.7 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation
(i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission or the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) reasonable premiums for Securities Act liability insurance if the Company so desires or the underwriters so reasonably require in accordance with then customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system,
(vii) all reasonable fees and disbursements of one counsel selected by the holders of a majority of the Registrable Securities being registered in the case of a Piggyback Registration, or one counsel selected by Warburg in the case of a Demand Registration requested by Warburg pursuant to Section 2.1 and one counsel selected by the holder or holders of at least a majority of the Kojaian Registrable Securities in the case of a Demand Registration requested by the Kojaian Investors pursuant to Section 2.1, in each case to represent such holders in connection with such registration, (viii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any, and excluding fees and disbursements of counsel to such underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Securities under the securities or blue sky laws of any state), (ix) all fees and expenses of accountants to the holders of Registrable Securities being sold and (x) fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company, regardless of whether the Registration Statement becomes effective (except as provided in Section 2.1 hereof). The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

          2.8  INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (i) it is determined that it was the responsibility of such holder to provide the Person asserting such loss, claim, damage, liability or expense with a current copy of the Prospectus and such holder failed to deliver or cause to be delivered a copy of the Prospectus to such Person after the Company had furnished such holder with a sufficient number of copies of the same and (ii) the Prospectus completely corrected in a timely manner such untrue statement or omission. This indemnity shall be in addition to any liability the Company may otherwise have, shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such officer, director, employee, agent or controlling Person and shall survive termination of this Agreement and the transfer of Registrable Securities by such holder. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the holders of Registrable Securities, if requested.

          (b) INDEMNIFICATION BY THE SELLING HOLDER OF REGISTRABLE SECURITIES. Each selling holder of Registrable Securities agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement, Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability such selling holder may otherwise have, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such officer, director or controlling Person and shall survive termination of this Agreement and the transfer of Registrable Securities by such selling holder. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; PROVIDED FURTHER, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, or (iii) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), PROVIDED that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party's indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, PROVIDED that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the written opinion of counsel to the indemnified party reasonably satisfactory to the indemnifying party, use of one counsel by the underwriters on the one hand, and by the securityholders on the other, would be expected to give rise to a conflict of interest between such underwriters, on the one hand and such securityholders on the other with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one such additional counsel.

          (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding paragraphs
(a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling holder of Registrable Securities shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling holder with respect to the sale of any such Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          2.9 RULES 144 AND 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities after the date that is the second anniversary of the date hereof, make publicly available other information so long as necessary to permit sales pursuant to Rules 144 or 144A under the Securities
Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

3.   TRANSFER OF SECURITIES.

     3.1 NOTICE OF PROPOSED TRANSFER. At the time of any transfer or sale or proposed transfer or sale of any Securities, the Company may require written notice describing briefly the manner of such transfer or sale and a written opinion of counsel for the holder thereof (who may be inside counsel) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act and will be made in compliance with applicable state securities and blue sky laws. The Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected unless the Company, within five days after receipt of such notice and opinion, shall furnish to such holder and such holder's counsel (if any) an opinion of the Company's outside counsel which (i) states that such sale or transfer may not be effected without the registration of such Securities under the Securities Act (or will not be made in compliance with applicable securities and blue sky laws) and (ii) specifies the reasons, factual, legal or both, why such counsel's opinion differs from that of holder's counsel. However, if in such written notice to the Company the transferring holder informs the Company that the transfer or sale is to a purchaser or transferee whom the transferring holder knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A promulgated under the Securities Act, no opinion of counsel shall be required.

     3.2 TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of the Securities shall terminate as to any particular Securities when (i) such Securities shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (ii) such Securities have been sold in accordance with Rule 144 or Rule 144A promulgated under the Securities Act, or (iii) written opinions to the effect that such restrictions are no longer required or necessary under any federal or state law or regulation have been received from counsel for the holder thereof (who may be inside counsel) and, if the Company shall so require, from counsel for the Company.

     3.3 EXCHANGE, TRANSFER AND REPLACEMENT OF CERTIFICATES. Subject to the foregoing provisions of this Section 3, upon surrender of any certificate representing Securities duly endorsed for exchange or transfer, the Company will, at its expense, or will cause its transfer agent, at the Company's expense, to issue in exchange therefor new certificates in such denominations as may be requested representing in the aggregate the same number of Securities represented by the certificate so surrendered and registered as such stockholder may request. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities and, in the case of any such loss, theft or destruction, upon delivery of an agreement of indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such certificate, the Company will issue, at its expense, or will cause its transfer agent, at the Company's expense, to issue a new certificate representing the same aggregate number of Securities represented by such lost, stolen, destroyed or mutilated certificate; PROVIDED, HOWEVER, that in the event of any loss, theft or destruction of any certificate representing Securities registered in the name of Warburg, Hanauer or the Kojaian Investors or any of their respective Affiliates, or in the name of any other holder which is an institutional investor or its nominee, the Company shall not require such person or Affiliate or any other holder which is an institutional investor or its nominee to furnish any indemnity or surety bond in connection with the issuance of a new certificate therefor if the Company is furnished with an affidavit of the holder (if the holder is an individual) or, otherwise, the Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the holder (or, in the case of a nominee, the beneficial owner for which such holder is serving as nominee) setting forth the fact of such loss, theft or destruction and, together with such affidavit, such holder furnishes (or, in the case of a nominee, the beneficial owner for which such holder is serving as nominee furnishes) to the Company its written agreement to indemnify the Company with respect to such loss, theft or destruction; the Company shall, however, have the right to require any holder of Securities other than Warburg, Hanauer or the Kojaian Investors or any of their respective Affiliates or any other holder which is an institutional investor or its nominee to furnish such an indemnity or surety bond. The party delivering any certificate representing Securities pursuant to this Section 3.3 will pay the cost of such delivery (including the cost of insurance against loss or theft in an amount satisfactory to the sender).

4.   MISCELLANEOUS.

          4.1. INJUNCTIVE RELIEF. Remedies for breach by the Company of its obligations to register the Registrable Securities shall be as otherwise set forth herein. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

          4.2. NOTICES. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

     (a)  If to the Company:       Grubb & Ellis Company
                                   10275 W. Higgins Road, Suite 300
                                   Rosemont, Illinois  60018

                                   Attention:  General Counsel
                                   Telecopy number:  (847) 390-8718

             With a copy to:       Latham & Watkins
                                   505 Montgomery Street, Suite 1900
                                   San Francisco, California  94111
                                   Attention:  Scott R. Haber, Esq.
                                   Telecopy number:  (415) 395-8095

           (b)If to Warburg:       Warburg, Pincus Investors, L.P.
                                   c/o E. M. Warburg, Pincus & Co., Inc.
                                   466 Lexington Avenue, 10th Floor
                                   New York, New York  10023
                                   Attention:  Reuben S. Leibowitz
                                   Telecopy number:  (212) 878-9351

             With a copy to:       Wachtell, Lipton, Rosen & Katz
                                   51 W. 52nd Street
                                   New York, New York  10019
                                   Attention:  Andrew Brownstein, Esq.
                                   Telecopy number:  (212) 403-2000

(c) If to the Kojaian Investors:   Mr. C. Michael Kojaian
                                   Mr. Mike Kojaian
                                   Mr. Kenneth J. Kojaian
                                   c/o Kojaian Management Corporation
                                   26600 Telegraph Road, Suite 450
                                   Southfield, Michigan  48034-5300
                                   Telecopy number:  (810) 827-7550

             With a copy to:       Honigman, Miller, Schwartz & Cohn
                                   2290 First National Building
                                   660 Woodward Avenue
                                   Detroit, Michigan  48226
                                   Attention:  Don Kunz
                                   Telecopy number:  (313) 962-0176

          (d) If to Hanauer:       Joe F. Hanauer
                                   Combined Investments, L.P.
                                   361 Forest Avenue, Suite 200
                                   Laguna Beach, CA 92651
                                   Telecopy number:  (714) 494-3085

          Each party hereto, by written notice given to the other parties hereto in accordance with this Section 4.2 may change the address to which notices, other communications or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged by electronic confirmation, if by facsimile transmission; (iii) four business days after being deposited in the mail, postage prepaid, if mailed; and (iv) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery; PROVIDED, HOWEVER, that notices of a change of address shall be effective only upon receipt.

          4.3. SUCCESSORS AND ASSIGNS.

          (a) This Agreement shall inure to the benefit of and be binding upon the parties, and successors and assigns of each of the parties.

          (b) All of the terms, covenants and agreements contained in this Agreement are solely for the benefit of the parties hereto and their respective successors and assigns as provided in Section 4.3(a), and no other parties (including, without limitation, any other stockholder or creditor of the Company, or any director, officer or employee of the Company) are intended to be benefitted by, or entitled to enforce, this Agreement.

          4.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

          4.5. HEADINGS. The headings in this Agreement are inserted herein for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          4.6. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          4.7. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter contained herein, supersedes all prior agreements, negotiations and understandings, whether written or oral, with respect to the subject matter hereof, and may not be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may not be given, except by an instrument in writing signed the holders of not less than a majority of the Warburg Registrable Securities, the Hanauer Registrable Securities and the Kojaian Registrable Securities, treated as one class, and by the Company. There are no restrictions, promises, warranties or undertakings, other than those set forth in this Agreement.

          4.8. WAIVER. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. No failure to exercise and no delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver nor a consent to the modification of the terms hereof unless given by that party in writing. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

          4.9. INSPECTION. So long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any stockholder of the Company at the principal offices of the Company.

          4.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

GRUBB & ELLIS COMPANY



By: /s/ Robert J. Walner
   -----------------------------------------------

   Its: Senior Vice President and General Counsel
       -------------------------------------------

WARBURG, PINCUS INVESTORS, L.P.
By Warburg, Pincus & Co.,
   General Partner



By: /s/ John Santoleri
    ----------------------------------------------

   Its: Partner
       -------------------------------------------


 /s/ Joe F. Hanauer
--------------------------------------------------
JOE F. HANAUER


 /s/ C. Michael Kojaian
--------------------------------------------------
C. MICHAEL KOJAIAN


 /s/ Mike Kojaian
--------------------------------------------------
MIKE KOJAIAN



 /s/ Kenneth J. Kojaian
--------------------------------------------------
KENNETH J. KOJAIAN